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                                                                    Exhibit 10.4

                                STREAMLINE, INC.

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), dated as of June 13, 1997, is by and among Streamline, Inc., a Delaware corporation (the "Company"), and the persons listed on SCHEDULE 1 attached hereto (the "Investors").

                                   WITNESSETH:

         WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, up to an aggregate of 100,000 shares of the Company's Preferred Stock, par value $1.00 per share ("Preferred Stock"), consisting of shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred") and shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred"), for an aggregate purchase price of $10,000,000, as more specifically set forth herein;

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:


                            ARTICLE 1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall have the meaning set forth in the preamble.

         "Certificate of Amendment" shall mean a Certificate of Amendment of the Company, substantially in the form attached hereto as EXHIBIT A.

         "Closing" and "Closing Date" shall mean, as applicable, the "First Closing" and the "First Closing Date" or the "Second Closing" and the "Second Closing Date."

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         "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble.

         "Financial Statements" shall mean (i) audited financial statements of the Company containing balance sheets and statements of operations and cash flows as at and for the Company's fiscal year ending December 31, 1996 and (ii) an unaudited balance sheet and statement of operations and cash flows of the Company as at and for the three months ended March 31, 1997.

         "First Closing" and "First Closing Date" shall have the respective meanings set forth in Section 2.1.

         "Fully-Diluted Basis" gives effect, without duplication, to (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred or any other convertible securities or the exercise of any option, warrant or similar right (whether or not then exercisable) to acquire shares of Common Stock, as if such preferred stock or other convertible securities had been so converted or such option, warrant or similar right had been so exercised.

         "Intellectual Property" shall mean patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, licenses and other intellectual property rights.

         "Investors" shall have the meaning set forth in the preamble.

         "Permits" shall mean operating authority, licenses, franchises, permits, certificates or rights.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Registration Rights Agreement" shall mean a Registration Rights Agreement, substantially in the form attached as EXHIBIT B hereto.

         "Second Closing" and "Second Closing Date" shall have the respective meanings set forth in Section 2.2.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same may be in effect from time to time.

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         "Series B Preferred" shall have the meaning set forth in the recitals.

         "Shares" shall mean the shares of Series B Preferred and Series C Preferred being sold and issued to the Investors pursuant to this Agreement.


                     ARTICLE 2. PURCHASE AND SALE; CLOSING.

         SECTION 2.1.      FIRST CLOSING.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each of the Investors, and each of the Investors hereby severally agrees to purchase from the Company, at the First Closing the number of shares of Series B Preferred or Series C Preferred set forth opposite such Investor's name on SCHEDULE 1 attached hereto under the caption "First Closing", at the price of $100.00 per share.

                  (b) Subject to the satisfaction or waiver of the terms and conditions set forth herein, the purchase and sale of the Shares described in
Section 2.1(a) above shall take place at the offices of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, at 10 a.m., on the date of this Agreement, or at such other time and place as the Company and the Investors mutually agree orally or in writing (which time and place are designated herein as the "First Closing" and the date thereof as the "First Closing Date"). At the First Closing, the Company shall deliver to each Investor a certificate or certificates representing the shares of Series B Preferred or Series C Preferred that such Investor is purchasing on the First Closing Date against payment of the purchase price therefor by certified check payable to the Company or by wire transfer of immediately available federal funds to such account as the Company may designate in writing to such Investor at least two business days prior to the First Closing Date.

         SECTION 2.2.      SECOND CLOSING.

                  (a) Each of the Persons listed on SCHEDULE 1 hereto under the caption "Second Closing" shall have the option, at such Person's sole discretion, to purchase at the Second Closing (as defined below) the number of shares of Series B Preferred or Series C Preferred set forth opposite such Investor's name on SCHEDULE 1 attached hereto under the caption "Second Closing" at a price of $100.00 per share, subject to the terms and conditions set forth herein. In the event that not every Person listed on SCHEDULE 1 hereto under the caption "Second Closing" exercises its option to purchase Shares at the Second Closing (as defined below), the Company may, at its discretion, sell to one or more of the Investors (on a pro rata basis or on such other basis, and on such terms and conditions, as the Company and the Investors unanimously may agree in writing) and/or to such other Persons, and on such terms and conditions, as the Company and the Investors may unanimously agree in writing, up to the remaining number of authorized but unissued Shares.

                  (b) Subject to the satisfaction or waiver of the terms and conditions set forth herein (and, in the case of each of General Electric Capital Corporation and Electronic

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Data Systems Corporation, subject to the satisfaction or waiver of the terms and conditions set forth in the letter agreement between the Company and each such Person relating to such Person's option to purchase up to 20,000 shares of Series B Preferred), the purchase and sale of the Shares described in Section 2.2(a) above shall take place at such time and place and on such date (but in no event later than September 5, 1997) as the Company and the Persons purchasing such Shares may mutually agree orally or in writing (which time, place and date are designated herein as the "Second Closing" and the date thereof as the "Second Closing Date"). At the Second Closing, the Company shall deliver to each the Person purchasing Shares on the Second Closing Date a certificate or certificates representing the shares of Series B Preferred or Series C Preferred that such Person is purchasing on the Second Closing Date against payment of the purchase price therefor by certified check payable to the Company or by wire transfer of immediately available federal funds to such account as the Company may designate in writing to such Person at least two business days prior to the Second Closing Date.

           ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each of the Investors as follows:

         SECTION 3.1. ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and it has the requisite power and authority (corporate and other) to own and hold its properties and assets, and to carry on its business as conducted or proposed to be conducted. The Company has requisite power and authority to execute, deliver and perform this Agreement and to sell, issue, and deliver the Shares to the Investors. The copies provided to the Investors of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, are complete, true, and correct and in full force and effect as of the date hereof and, as of the Closing Date, shall not have been subsequently amended, modified, or repealed, except by the filing of the Certificate of Amendment. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not materially adversely affect the operations or financial condition of the Company

         SECTION 3.2.      AUTHORIZATION OF AGREEMENTS, ETC.

                  (a)(i) Each of (i) the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and (ii) the issuance, sale, and delivery of the Shares to the Investors in accordance with the terms hereof have been duly authorized by the board of directors and stockholders of the Company, as necessary, and will not (with due notice or lapse of time or both) violate any provision of law, rule, or regulation, any order of any court or other agency of government, the Certificate of Incorporation or the By-Laws, each as amended to date and as of the Closing Date, or any provision of any indenture, mortgage, note, deed of trust, agreement, or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under the

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Certificate of Incorporation or By-Laws, each as amended to date and as of the
Closing Date, or any such indenture, mortgage, note, deed of trust, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                (b) The issuance, sale and delivery of the Shares in accordance with the terms hereof have been duly authorized by the board of directors and stockholders, as necessary, and, when issued in accordance with this Agreement, the Shares shall be validly issued, fully paid, and nonassessable, with the rights and privileges as set forth herein and in the Certificate of Amendment. The Common Stock issuable upon conversion of the shares of Series B Preferred and Series C Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Certificate of Incorporation, as amended by the filing of the Certificate of Amendment, will be duly and validly issued, fully paid and nonassessable. The issuance, sale, and delivery of the Shares and the Common Stock issuable upon conversion of the Shares are not subject to any unwaived preemptive right of any stockholder of the Company or to any right of first refusal or other right in favor of any person.

         SECTION 3.3. VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors, rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

         SECTION 3.4.      CAPITAL STOCK.

                  (a) As of the date hereof and as of the Closing Date, the authorized capital stock of the Company shall consist of 25,000,000 shares of Common Stock, of which 6,855,064 shares are issued and outstanding, and 300,000 shares of Preferred Stock, $1.00 par value per share, of which (i) 100,000 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred"), of which 50,000 shares are issued and outstanding, (ii) 100,000 shares have been designated as Series B Preferred, none of which is issued and outstanding prior to the Closing, and (iii) 100,000 shares have been designated as Series C Preferred, none of which is issued and outstanding prior to the Closing. At the First Closing, 20,000 shares of Series B Preferred and 10,000 shares of Series C Preferred shall have been, or shall be, issued to the Investors as listed on SCHEDULE 1 attached hereto, and at the Second Closing, if any, up to an additional 70,000 shares of Preferred Stock, consisting of shares of Series B Preferred and/or Series C Preferred shall have been, or shall be, issued in accordance with Section 2.2 hereof.

                  (b) Except for (i) options to purchase, in the aggregate, 1,207,500 shares of Common Stock, issued or authorized for issuance to certain employees and directors of and consultants to the Company, identified on
SCHEDULE 3.4 hereto, (ii) warrants to purchase, in the aggregate, 300,000 shares of Common Stock, at an average weighted exercise price of $1.002 per share, issued to the parties identified on SCHEDULE 3.4 hereto, (iii) warrants to

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purchase, in the aggregate, 285,714 shares of Common Stock, for an exercise price of $3.50 per share, issued or issuable to Intel Corporation ("Intel"),
(iv) agreements to issue to each of General Electric Capital Corporation and Electronic Data Systems Corporation an option to purchase up to 20,000 shares of Series B Preferred, and (v) the issuance of shares pursuant to the terms hereof, no subscriptions, warrants, options, convertible debt, or securities, or any commitments, agreements, or rights of any kind with respect to securities of the Company are outstanding as of the date hereof or shall be outstanding as of the Closing Date.

         The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act, and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

         SECTION 3.5. PROPERTY AND ASSETS. The Company has good title to all of its material properties and assets and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance, except as set forth in SCHEDULE 3.5.

         SECTION 3.6. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provision of its Certificate of Incorporation or By-Laws, each as in effect on and as of the Closing. Except as identified on
SCHEDULE 3.6 hereto, the Company is not in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order, or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the financial condition or results of operations of the Company or, to the Company's knowledge, of any provision of any federal, state, or local statute, rule, or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, or prospective results of operations or net worth of the Company. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information, disclosure, non-competition or non-solicitation.

         SECTION 3.7. CONSENTS. Except as identified on SCHEDULE 3.7 hereto, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, (i) any federal or state governmental authority or (ii) any party to any contract identified on SCHEDULE 3.8, is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), except for the filing of the Certificate of Amendment in the office of the Secretary of State of the State of Delaware, which shall be, or shall have been, filed by the Company on or prior to the First Closing Date; provided that the Company's representation under this Section 3.7 is given only to the best of the Company's knowledge with respect to any consent, approval, order,

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authorization, registration, qualification, designation, declaration or filing that may be required on the part of any Investor as a result of such Investor's conducting business in any regulated industry.

         SECTION 3.8 MATERIAL CONTRACTS. SCHEDULE 3.8 sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which the Company or its properties is bound, including without limitation
(a) any agreements or commitments requiring future expenditures by the Company in excess of $20,000 or which might result in payments to the Company in excess of $20,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of the Company or any "affiliate" or "associate" of such Person (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person and (d) any agreement relating to Intellectual Property rights. As of the date hereof, all of such agreements, understandings or arrangements are in full force and effect, and there exists no default thereunder by the Company.

         SECTION 3.9 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 3.9 hereto is a list of all Intellectual Property owned by, or licensed to, the Company, with an indication as to which of such items are owned by the Company and which are licensed to the Company. The Intellectual Property set forth on SCHEDULE 3.9 together with all trade secrets, know-how, proprietary rights, formulas and designs owned by, or licensed to, the Company (collectively, "Other Proprietary Information") represents all Intellectual Property and Other Proprietary Information necessary to enable the Company to carry on its business as now conducted and presently proposed to be conducted. The Company is not infringing upon the right or claimed right of any third party with respect to any intellectual property rights of any third party. The Company has not licensed any of the listed Intellectual Property or any Other Proprietary Information to any other person, nor does any other person have any option or other right to acquire, or any title, interest, claim in or lien on, any of the Intellectual Property or any Other Proprietary Information which is owned by the Company. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity, and the Company is not aware of any such violation. The Company has taken, and in the future will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all of its Intellectual and Other Proprietary Information, except those for which disclosure is required by a court or other judicial or administrative body with legitimate jurisdiction. The Company is not obligated to pay any royalties or other payments to any third parties with respect to the marketing, sale, distribution, manufacturing, license or use of any Intellectual Property or any other property or rights. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject

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to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution and delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction of any of the Company's Intellectual Property or Other Proprietary Rights to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect Company's right in such Intellectual Property or Other Proprietary Rights.

         SECTION 3.10. PERMITS. The Company has all Permits as are necessary or appropriate to the operation of its business as presently and proposed to be conducted. Such Permits are in full force and effect, no violations have been recorded in respect of such Permits and no governmental proceeding is pending or, to the best of the Company's knowledge, threatened, that could result in the revocation or limitation of any of such Permits. The Company's business is in material compliance with the requirements of all such Permits.

         SECTION 3.11. INSURANCE. The Company maintains valid policies of workers' compensation insurance, key man term life insurance upon the life of Timothy A. DeMello in the amount of $1,000,000 and insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.
SCHEDULE 3.11 lists the insurance carried, the policy limits thereof, the insurance companies issuing such policies and the annual premiums paid therefor.

         SECTION 3.12. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.12 are true and complete copies of the Financial Statements. The Financial Statements have been prepared from the books and records of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the Company, are complete and correct in all material respects, and present fairly the financial condition of the Company, as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the business or operations of the Company, fails to disclose any material contingent liabilities, or inflates the revenues of the Company.

         SECTION 3.13.   ABSENCE OF CERTAIN UNDISCLOSED LIABILITIES.

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                                      -9-


                  (a) Except as set forth in the Financial Statements or on
SCHEDULE 3.13 hereto and for any liabilities arising in the ordinary course of its business since December 31, 1996 and not material in amount, either individually or in the aggregate,, the Company has not (i) incurred or accrued any liabilities, debts or obligations, whether absolute, accrued, contingent, unliquidated or otherwise and whether due or to become due, arising out of any transaction (other than the transactions contemplated hereby) entered into prior to or on the date hereof or out of any state of facts existing prior to or as of the date hereof, or (ii) declared or paid any dividend or distribution to its stockholders or redeemed or repurchased any of its capital stock. For purposes of this Section 3.13(a), "material" means any amount in excess of $50,000.

                  (b) Except as set forth in SCHEDULE 3.13 hereto, (i) the Company has no liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), and (ii) to the best of the Company's knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, including any liabilities or obligations under Environmental Laws or any unfunded obligation under any employee benefit plan, except, with respect to any of the items described in clauses (i) or (ii) above, liabilities or obligations reflected or reserved against in the Financial Statements, and liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 1996, which individually and in the aggregate do not have a material adverse effect on the financial condition, business, or prospects of the Company.

         SECTION 3.14. ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.14, since March 31, 1997, there has not been: (a) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse; (b) any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, prospects, or business of the Company; (d) any waiver or compromise by the Company of a valuable right or of a material debt owed to it; (e) any loans made by the Company to its shareholders, employees, officers or directors, other than, in the case of employees, travel advances made in the ordinary course of business;
(f) any increases in the compensation of any of the Company's employees, officers or directors; (g) any declaration or any payment of any dividend or other distribution of the assets of the Company; (h) any issuance or a sale by the Company of any shares of Common Stock or other securities; (i) to the best of the Company's knowledge, any other event or condition of any character that has materially and adversely affected the Company's business or prospects; or
(j) any agreement or commitment by the Company to do any of the things described in this Section 3.14.

         SECTION 3.15. LITIGATION: CLAIMS; INVESTIGATIONS. Except as set forth in SCHEDULE 3.15 hereto, there are no suits, actions, or claims, or any investigations or inquiries by any administrative agency or governmental body, or legal, administrative, or arbitration proceedings (collectively, "Actions") pending against or, to the best knowledge of the Company, threatened against the Company or to which the Company is a party or, in the case of threatened proceedings, is reasonably likely to become a party. There is no outstanding order, writ, judgment, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or affecting the Company or any of its properties, rights, assets, or business. To the best of the Company's knowledge, except as set forth on any Schedule hereto, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company.

         SECTION 3.16. COMPLIANCE. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business, has all permits, licenses and other governmental authorizations required for the conduct of its business and the ownership of its properties and is, and has been, in compliance therewith. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it or its properties is bound, or, to the best of the Company's knowledge, any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. None of the activities or business of the Company are, or cause the Company to be, and the Company is not, in violation of any federal or state law, rule, regulation or order, any term of its Certificate of Incorporation or By-Laws, each as amended to date, the Certificate of Amendment or any agreement or instrument. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

         SECTION 3.17. EMPLOYEE MATTERS. Except as set forth on SCHEDULE 3.17 hereto, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent. Each employee of the Company with access to confidential or proprietary information has executed and delivered to the Company the Company's standard Nondisclosure and Development Agreement (an accurate copy of which has been provided to the Investors), and each such agreement is in full force and effect. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company's knowledge, threatened labor disagreement involving the Company and any group of its employees.

         SECTION 3.18. ERISA. Except as set forth in SCHEDULE 3.18 hereto, the Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

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                                      -11-


         SECTION 3.19. BROKERS. The Company has no contract, arrangement, or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

         SECTION 3.20. SUBSIDIARIES. Except as set forth in SCHEDULE 3.20 hereto, as of the date hereof, the Company does not own, directly or indirectly, any shares of capital stock, partnership interests, or other participation, rights, or other interests in the nature of an equity interest in any corporation, partnership, company, trust, or other entity, or any option, warrant, or other security convertible into any of the foregoing.

         SECTION 3.21. USE OF PROCEEDS. All of the cash proceeds from the sale of the Shares will be used by the Company solely in accordance with the Company's business plan, as amended to reflect the provisions of that certain Development Agreement of even date herewith between the Company and Intel Corporation.

         SECTION 3.22. TAXES. The Company has accurately prepared and filed all federal, state, local and foreign tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessment received, and all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent. The federal income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of the Company's income taxes is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties for which the Company has not adequately reserved. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of each such balance sheet. Other than as disclosed on SCHEDULE 3.15, there have been no examinations or audits of any tax returns or reports by any applicable state or local governmental agency. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which related solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties of material assets.

         SECTION 3.23. NO PUBLIC OFFERING. Neither the Company nor any of its directors, officers, affiliates, or any person or entity acting as agent for or on behalf of any of the foregoing, directly or indirectly, has sold, offered for sale, or solicited offers to purchase any of the Shares or other securities of the Company by means of any general advertising or general solicitation so as to bring the offer, issuance, or sale of the Shares contemplated by this Agreement within the registration requirements of the Securities Act or within the registration or qualification requirements of any "blue sky" or securities laws of any state or other jurisdiction.

        SECTION 3.24. REGISTRATION RIGHTS. Except as set forth on SCHEDULE 3.24 hereto and as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

         SECTION 3.25. DISCLOSURES. Neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate or instrument furnished to the Investors or their counsel in connection with the transactions contemplated by this Agreement when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed to the Investors in writing.

         SECTION 3.26. HAZARDOUS MATERIALS. During the period that the Company has owned or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge or any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties of facilities. For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 ET SEQ.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.;
(6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each Investor severally represents and warrants to the Company, with respect to itself only, that:

         SECTION 4.1. ACCREDITED INVESTOR: AUTHORIZATION, ETC. Such Investor is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act, has the power and authority to enter into and perform this Agreement and to purchase the Shares.

         SECTION 4.2. INVESTMENT KNOWLEDGE. Such Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Company and is capable of bearing the economic risks of such investment, including a complete loss of its investment.

         SECTION 4.3. OPPORTUNITY TO DISCUSS. Such Investor has had an opportunity to discuss the business, management, and financial affairs of the Company with the Company's representatives.

         SECTION 4.4. INVESTMENT INTENT. The Shares are being acquired for such Investor's own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof or interest therein.

         SECTION 4.5. REGISTRATION. Such Investor understands that (a) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 506 under Regulation D and Section 4(2), (b) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (c) the Shares shall bear a legend to such effect, and (d) the Company will make a notation on its transfer books to such effect.

                  ARTICLE 5. CONDITIONS PRECEDENT TO CLOSING.

         SECTION 5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH INVESTOR. The obligations of each Investor to purchase the Shares hereunder are subject to the satisfaction or the waiver by such Investor of the following conditions prior to or contemporaneously with the Closing, unless otherwise indicated:

         (a) The representations and warranties of the Company contained in this Agreement (except for such representations and warranties as are limited by their terms to an earlier specified date (which shall be true as of such date)) shall be true and correct in all material respects at and as of the Closing Date; and the Company shall have complied in all material respects with the agreements set forth in this Agreement required to be performed by it at or prior to the Closing;

         (b) The Chief Executive Officer of the Company shall have delivered to the Investors at the Closing a certificate stating that the conditions specified in paragraph (a) above been fulfilled;

         (c) The Company shall have delivered to the Investors evidence of a key man term life insurance upon the life of Timothy A. DeMello in the amount of $1,000,000, with the proceeds payable exclusively to the Company;

         (d) The Company shall have delivered to the Investors the opinion of Bingham, Dana & Gould LLP, counsel for the Company, dated the date of the Closing, substantially in form attached as EXHIBIT D hereto;

         (e) The Company and each Investor (other than Reliance Insurance Company) shall have entered into the Registration Rights Agreement;

         (f) The Certificate of Amendment shall have been filed in the office of, and accepted by, the Secretary of State of the State of Delaware;

         (g) Reliance Insurance Company, the Company and Timothy A. DeMello shall have terminated Section 9 of that certain Series A Stock Purchase Agreement, dated May 15, 1996;

         (h) The Company and Intel shall have entered into a certain Development Agreement of even date herewith (the "Development Agreement"); and

         (i) The offer and sale of the Shares pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

         SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to issue and sell the Shares pursuant to this Agreement are subject to the satisfaction or the waiver by the Company of the condition that contemporaneously with the Closing the representations and warranties made by each Investor in this Agreement (except for such representations and warranties as are limited by their terms to an earlier specified date (which shall be true as of such date)) shall be true and correct in all material respects at and as of the Closing Date; and each Investor shall have complied in all material respects with the agreements hereunder required to be performed by it at or prior to the Closing.

                      ARTICLE 6. COVENANTS OF THE COMPANY.

         SECTION 6.1. FINANCIAL AND OTHER INFORMATION. Streamline will deliver to each Investor the following:

                  (a) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited balance sheet of the Company as at the end of such period and the related unaudited statements of operations, stockholders' equity and changes in cash flow of the Company for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such fiscal year and the related audited statement of operations, stockholder's equity and changes in cash flow of the Company for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of a firm of independent public accountants of recognized national standing selected by the Company, which report (i) shall state that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) shall include the opinion of such accountants that such financial statements have been prepared in accordance with generally accepted accounting principles consistent with those applied in prior fiscal periods, except as otherwise specified in such opinion;

                  (c) as soon as available and in any event within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and the related unaudited statements of operations, stockholders' equity and changes in cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                  (d) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

                  (e) with reasonable promptness, such other notices, Information and data with respect to the Company as the Company delivers to the holders of Common Stock, and such other information and data as the Investors may from time to time reasonably request.

Notwithstanding the foregoing, the Company's obligations to deliver the information specified in paragraphs (c) and (d) shall terminate once the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to paragraphs (a) and (c) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

         SECTION 6.2. INSPECTION. From and after the First Closing Date, the Company will permit any authorized representative of an Investor to visit and inspect any of the properties of the Company, to examine its and their books, reports, records and papers (and make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with, and to be advised as to the same by, its and their officers, all at such reasonable times as such Investor may reasonably request during normal business hours and following reasonable notice to the Company.

         SECTION 6.3. MATERIAL CHANGES AND LITIGATION. The Company shall promptly notify the Investors of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against, the Company, or against any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect its business, prospects, assets or condition, financial or otherwise.

         SECTION 6.4. KEY MAN INSURANCE. For a period of five years after the First Closing Date, Streamline shall maintain term life insurance upon the life of Timothy A. DeMello in the amount of $1,000,000, with the proceeds payable exclusively to the Company.

         SECTION 6.5. HART-SCOTT-RODINO FILING. The Company will file and pay all filing fees of any Investor relating to any Hart-Scott-Rodino filing required in order for such Investor to convert its Shares into Common Stock.

         SECTION 6.6. NONDISCLOSURE AGREEMENTS. Streamline shall require all persons now or hereafter employed by Streamline who have access to confidential and proprietary information of the Company to enter into the Company's standard Nondisclosure and Development Agreements.

         SECTION 6.7. NEGATIVE COVENANTS. So long as any shares of Series A Preferred, Series B Preferred or Series C Preferred are outstanding, the Company shall not, without the prior written consent of a majority in interest of the holders of then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred (voting together as a class, with each such holder being entitled to the number of votes to which such holder would be entitled upon conversion of each share of Series A Preferred, Series B Preferred and Series C Preferred held of record by such holder):

                      (i) Reserve for issuance under any stock option plan pursuant to which stock options may be granted to employees, directors or consultants of the Company, in excess of 1,000,000 shares of Common Stock;

                      (ii) Make (or permit any subsidiary of the Company to make) any loan or advance to, or purchase any stock or other securities of, any subsidiary of the Company or other person unless it is wholly owned by the Company;

                      (iii) Make any loan or advance to any person, including, without limitation, any shareholder, employee, officer or director of the Company or any subsidiary of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors; or

                      (iv) Guarantee directly or indirectly, any indebtedness except for trade accounts of any subsidiary of the Company arising in the ordinary course of business.

         In addition, the Company shall not, without the unanimous written consent of the Investors, amend the letter agreement between the Company and Andersen Consulting LLP, dated May 13, 1996.

         SECTION 6.8. EXPENSES OF DIRECTOR. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director by the holders of Series A Preferred and Series C Preferred or by any holder of Series B Preferred for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof, as such director may request.

         SECTION 6.9. PRESS RELEASES AND FILINGS. For so long as an Investor and its Affiliates collectively continue to own at least 10% of all the Shares issued to such Investor under the Stock Purchase Agreement (or shares of Common Stock issued upon conversion thereof), the Company covenants and agrees to provide each such Investor, promptly (and, in any case, within three business days) after release or filing, with copies of any press releases or other public announcements concerning the Company and copies of any filing by the Company with the U.S. Securities and Exchange Commission.

         SECTION 6.10. RESTRICTIONS ON EMPLOYEE STOCK OPTIONS. The Company shall not sell stock to employees, officers or directors of or consultants to the Company, except for options convertible into or exercisable for Common Stock, in an amount not to exceed fifteen percent (15%), in the aggregate, of the number of shares of the Company's capital stock, on a Fully-Diluted Basis, as of the date hereof, granted to such individuals.

         SECTION 6.11. RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

         SECTION 6.12. LIMITATION ON SALE OF THE SHARES. The Company shall not issue any shares of Series B Preferred or Series C Preferred other than in accordance with this Agreement, and promptly after the later of (i) the Second Closing, if any or (ii) September 5, 1997, the Company shall take all required action to amend its Certificate of Incorporation, as then in effect, to provide that any shares of Series B Preferred and Series C Preferred authorized for issuance, but not then issued and outstanding, shall cease to be authorized for issuance by the Company..

         SECTION 6.13. TERMINATION OF COVENANTS. The covenants of the Company contained in Sections 6.1, 6.3, 6.6, 6.7 and 6.10 shall terminate, and be of no further force or effect, upon the Company's first: public offering of Common Stock, resulting in gross proceeds to the Company of at least $15,000,000 (and net proceeds of at least $14,000,000), at a price per share of at least $7.50.

                               ARTICLE 7. LEGEND.

         Each Investor understands that the certificate or certificates evidencing the Shares purchased by such Investor shall bear the following legend:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The Investors further understand that the Company may place a stop-transfer order on any of the Shares with the Company's transfer agent.

                          ARTICLE 8.  MISCELLANEOUS.

         SECTION 8.1. SURVIVAL OF AGREEMENTS. All agreements, representations, and warranties made herein shall survive each Closing and remain in full force and effect for a period of two years thereafter.

         SECTION 8.2. PARTIES IN INTEREST. All representations and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. Except as otherwise expressly provided herein, nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies hereunder.

         SECTION 8.3. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

(a)      if to the Company:

         Streamline, Inc.
         27 Dartmouth Street
         Westwood, MA 02090
         Attention:   Timothy A. DeMello
                      Chairman and Chief Executive Officer
         with a copy to:

         Bingham, Dana & Gould LLP
         150 Federal Street
         Boston, MA 02110
         Attention:   Wayne D. Bennett, Esq.

(b)      if to the Investors, at the address for each Investor set forth on
         SCHEDULE 1 to the Agreement


or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 8.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 8.5. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.7. NO WAIVERS; AMENDMENTS.

         (a) No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

         (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Investors which, at any given time, hold sixty-six and two-thirds (66 2/3%) or more of the aggregate voting power of the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, with each Investor being entitled to the number of votes to which such Investor would be entitled upon conversion of each share of Series B Preferred and Series C Preferred held of record by such holder.

         SECTION 8.8. SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 8.9. GENDER. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons, thing or entity may require.

         SECTION 8.10. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.11. CONFIDENTIALITY. Each party hereto agrees that it shall at all times keep confidential and not divulge, furnish or make accessible to anyone, except with the prior written permission of the other party or as required by applicable law, rule or regulation (in which event, the disclosing party shall use all reasonable efforts to obtain confidential treatment of information so disclosed), any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties (including, without limitation, the terms, conditions and existence of this Agreement and the Development Agreement) to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares purchased hereunder. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby, unless the parties otherwise agree in writing. The provisions of this Section 8.11 shall be in addition to, and not substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. With reference to information acquired pursuant to any information or inspection rights granted hereunder, each party acknowledges that U.S. securities laws prohibit the purchase or sale of securities of any issuer with any class of securities registered pursuant to
Section 12 or 15 of the Securities Exchange Act of 1934, as amended, by any person acting on the basis of material non-public information relating to the issuer of any such securities.

         SECTION 8.12. PUBLIC ANNOUNCEMENTS. The Company shall not use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent.

         SECTION 8.13. LEGAL FEES. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any Shares or other securities of the Company issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorneys' fees and expenses of such prevailing party.


                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                  STREAMLINE, INC.


                  By:/s/ Timothy A. Demello
                     ----------------------------------------------
                         Timothy A. DeMello
                         Chairman and Chief Executive Officer

                  INVESTORS:


                  RELIANCE INSURANCE COMPANY


                  By: /s/ John P. Fitzsimmons
                     ----------------------------------------------
                          John P. Fitzsimmons
                          Vice President



                  PAINEWEBBER CAPITAL INC.


                  By: /s/ DHANANJAY PAI
                     ----------------------------------------------
                          Dhananjay Pai
                          President



                  INTEL CORPORATION


                  By: /s/ Satish Rishi
                     ----------------------------------------------
                          Satish Rishi
                          Assistant Treasurer

                                    EXHIBITS


Exhibit A - Certificate of Amendment
Exhibit B - Registration Rights Amendment
Exhibit C - Opinion


                                   SCHEDULES

Schedule 1        -    Name of Investor, Number of Shares and Subscription Price
Schedule 3.4      -    Capitalization
Schedule 3.5      -    Property and Assets
Schedule 3.6      -    Compliance with Other Instruments
Schedule 3.7      -    Consents
Schedule 3.8      -    Material Contracts
Schedule 3.9      -    Intellectual Property
Schedule 3.11     -    Insurance
Schedule 3.12     -    Financial Statements
Schedule 3.13     -    Absence of Certain Liabilities
Schedule 3.14     -    Absence of Certain Changes
Schedule 3.15     -    Litigation
Schedule 3.17     -    Employee Matters
Schedule 3.18     -    ERISA
Schedule 3.20     -    Subsidiaries
Schedule 3.21     -    Dividends and Distributions
Schedule 3.24     -    Registration Rights
